Exhibit 4.1

EQUITY CONTRIBUTION Agreement

DATED	2012

TARALGA WIND FARM NOMINEES NO 1 PTY LIMITED

AND

TARALGA WIND FARM NOMINEES NO 2 PTY LIMITED

AND

TARALGA HOLDING NOMINEES 1 PTY LIMITED

AND

TARALGA HOLDING NOMINEES 2 PTY LIMITED

CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A.

BANCO SANTANDER, S.A. HONG KONG BRANCH

AND

CBD ENERGY LIMITED

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TABLE OF CONTENTS

1.	Interpretation		1
	1.1	Definitions	1
	1.2	Terms defined in the Corporations Act	6
	1.3	References to certain other words and terms	6
	1.4	Rules of interpretation and construction	7
	1.5	Things required to be done other than on a Business Day	7
	1.6	Several liability	7
2.	Conditions Precedent		8
	2.1	Conditions precedent to First Subscription	8
	2.2	Conditions precedent to subsequent Subscription	9
	2.3	Notice of satisfaction of Conditions	9
	2.4	Waiver of Conditions	9
3.	Subscription		9
	3.1	Subscription by CRG	9
	3.2	Subscription by CBD	10
	3.3	Acknowledgement by Subscribers	10
	3.4	Application of Subscription Price by HoldCo Land Trustee and HoldCo Operating Trustee	10
	3.5	Application of Initial Subscription Price by Land Trustee and Operating Trustee	11
4.	Completion and related matters		12
	4.1	Completion obligations	12
	4.2	Development Fee (Supplementary)	13
	4.3	Constitutions and Trust Deeds	15
	4.4	Rights and ranking	15
5.	Warranties		15
	5.1	Trustee Warranties	15
	5.2	Subscriber Warranties	15
	5.3	CBD Warranties	15
	5.4	Repetition, survival and reliance	15
6.	Termination		16
7.	Claims and Remedies		16
	7.1	Restrictions on bringing claims	16
	7.2	Equitable remedies	16
8.	GST		16
	8.1	Interpretation	16
	8.2	Consideration exclusive of GST	16
	8.3	Payment of GST	17
	8.4	Tax invoice	17
	8.5	Adjustments	17
	8.6	Input tax credits	17
9.	Notices		17
10.	Assignments		17
	10.1	Security Interests in favour of financiers	17
	10.2	No other assignment	17
11.	Entire Agreement		18
	11.1	Entire agreement	18
	11.2	No reliance	18
	11.3	Termination rights	18
	11.4	No limitation of certain liabilities and remedies	18
12.	General		18

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	12.1	Amendments	18
	12.2	Consents	18
	12.3	Costs, fees and commissions	18
	12.4	Duties	19
	12.5	Execution in counterparts	19
	12.6	Exercise and waiver of rights	19
	12.7	No merger	19
	12.8	No partnership	19
	12.9	Severability	19
	12.10	Time is not of the essence	19
13.	Governing Law and Jurisdiction		20
	13.1	Governing law	20
	13.2	Jurisdiction	20

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THIS AGREEMENT is made on	October 2012

BETWEEN:

(1)	TARALGA HOLDING NOMINEES 1 PTY LIMITED ACN 160 611 441 (in its personal capacity and in its capacity as trustee for the Taralga Holding Land Trust) (the HoldCo Land Trustee) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(2)	TARALGA HOLDING NOMINEES 2 PTY LIMITED ACN 160 611 450 (in its personal capacity and in it capacity as trustee for the Taralga Holding Operating Trust) (the HoldCo Operating Trustee) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(3)	TARALGA WIND FARM NOMINEES NO 1 PTY LIMITED ACN 159 439 611 (in its personal capacity and in its capacity as trustee for the Taralga Wind Farm Land Trust) (the Land Trustee) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(4)	TARALGA WIND FARM NOMINEES NO 2 PTY LIMITED ACN 159 439 522 (in its personal capacity and in it capacity as trustee for the Taralga Wind Farm Operating Trust) (the Operating Trustee) of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028;

(5)	CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A. of Avda de Cantabria SN- Ciudad Grupo Santander-Boadilla del Monte-28660-Madrid (CRG);

(6)	BANCO SANTANDER, S.A. HONG KONG BRANCH, Registered Number / ACN F0004868 of 15/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong (Santander); and

(7)	CBD ENERGY LIMITED ACN 010 966 793 of Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028 (CBD).

BACKGROUND

The Land Trustee and the Operating Trustee have agreed to issue Subscription Shares to the HoldCo Land Trustee (in its personal capacity) and the HoldCo Operating Trustee (in its personal capacity) respectively and Subscription Units to the HoldCo Land Trustee and HoldCo Operating Trustee respectively and the HoldCo Land Trustee and HoldCo Operating Trustee have agreed to issue Subscription Shares and Subscription Units to CRG and CBD, in each case, on the terms of this agreement.

IT IS AGREED as follows:

1.	Interpretation

1.1	Definitions

In this agreement:

Acquisition Costs has the meaning given in Schedule 6.

Authorisation means:

(a)	any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

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(b)	in relation to anything which an Authority may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Authority means:

(a)	any government or governmental, semi-governmental or local authority and any department, office, minister, commission, board, delegate or agency of any such government or authority;

(b)	any judicial or administrative entity or authority; and

(c)	any other authority, commission, board, agency or other entity established or having power under statute or the listing rules of any recognised securities exchange.

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open in Sydney and Madrid for normal business.

Company means each of:

(a)	Taralga Holding Nominees 1 Pty Limited (in its personal capacity);

(b)	Taralga Holding Nominees 2 Pty Limited (in its personal capacity);

(c)	Taralga Wind Farm Nominees No 1 Pty Limited (in its personal capacity); and

(d)	Taralga Wind Farm Nominees No 2 Pty Limited (in its personal capacity).

Completion means each settlement of an issue of Subscription Shares or Subscription Units under this agreement.

Conditions means the conditions precedent set out in clause 2.1 and clause 2.2.

Constitution has the meaning given in the Securityholders' Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Development Costs means, on any date, the amount notified by each of the Land Trustee and the Operating Trustee to the Subscribers (and accepted by CRG) as the aggregate amount of third party development costs incurred by CBD in connection with the development of the Wind Farm prior to that date in respect of which each of the Land Trustee and the Operating Trustee is satisfied that it has received copies of invoices and all other information reasonably necessary for it to verify the amount, nature and basis of the relevant costs.

Development Fee (Completion) has the meaning given in Schedule 6.

Development Fee (Supplementary) has the meaning given in Schedule 6.

Duties mean all stamp, transaction or registration duties or similar charges imposed by any taxing or other authority competent to impose, administer or collect any such duty in any jurisdiction and includes all penalties, fines, interest or additional charges payable in relation to such duties or charges.

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Financial Close means the satisfaction or waiver of all conditions precedent to first drawdown under the Senior Facilities Agreement other than any condition precedent relating to the contribution of equity pursuant to this agreement.

Financial Model means the Wind Farm financial model agreed to and initialled by the Subscribers as the 'Financial Model' as at the date hereof, and as updated from time to time after the First Subscription Date with the consent of each Trustee following consultation with each Subscriber.

First Subscription Date means the date on which "Completion" as defined in the RES Sale Agreement occurs.

GST Exclusive Consideration has the meaning given in clause 8.2.

GST Law has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

HoldCo Land Trust means the trust constituted by the HoldCo Land Trust Deed.

HoldCo Land Trust Deed has the meaning given in the Securityholders' Deed.

HoldCo Land Trust Unit means an ordinary unit in the HoldCo Land Trust issued by the HoldCo Land Trustee pursuant to the HoldCo Land Trust Deed.

HoldCo Operating Trust means the trust constituted by the HoldCo Operating Trust Deed.

HoldCo Operating Trust Deed has the meaning given in the Securityholders' Deed.

HoldCo Operating Trust Unit means an ordinary unit in the HoldCo Operating Trust issued by the HoldCo Operating Trustee pursuant to the HoldCo Operating Trust Deed.

Insolvency Event has the meaning given in the Securityholders' Deed

Investor Director has the meaning given in the Securityholders' Deed.

Land Trust means the trust constituted by the Land Trust Deed.

Land Trust Deed has the meaning given in the Securityholders' Deed.

Land Trust Unit means an ordinary unit in the Land Trust issued by the Land Trustee pursuant to the Land Trust Deed.

Operating Trust means the trust constituted by the Operating Trust Deed.

Operating Trust Deed has the meaning given in the Securityholders' Deed.

Operating Trust Unit means an ordinary unit in the Operating Trust issued by the Operating Trustee pursuant to the Operating Trust Deed.

PPS Act means the Personal Property Securities Act 2009 (Cth).

Proportionate Share means:

(a)	for CRG, 90%; and

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(b)	for CBD, 10%.

Reimbursable Development Costs Amount has the meaning given in Schedule 6.

RES means RES Southern Cross Pty Ltd ACN 79 106 640 206.

RES Development Agreement means the development fee agreement dated on or about the date of this agreement between, amongst others, RES and the Operating Trustee.

RES Sale Agreement means the share purchase agreement dated on or about the date of this agreement between, amongst others, RES and the Land Trustee.

Santander Structuring Fee has the meaning given in Schedule 6.

Second Subscription Date means the date on which Financial Close occurs.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest, or any other agreement or arrangement having a similar commercial or legal effect, and includes an agreement to grant or create any of those agreements or arrangements. It includes a Security Interest within the meaning of section 12 of the PPS Act, other than an interest in personal property that would not be a security interest but for section 12(3) of the PPS Act.

Securityholders' Deed means the Securityholders' Deed dated on or about the date of this agreement between the parties to this agreement.

Senior Facilities Agreement has the meaning given in the Securityholders' Deed.

Subscriber means:

(a)	in relation to each of the HoldCo Land Trust, the HoldCo Operating Trust, the HoldCo Land Trustee and the HoldCo Operating Trustee, each of CBD and CRG (severally);

(b)	in relation to the Land Trust, the HoldCo Land Trustee;

(c)	in relation to the Land Trustee, the HoldCo Land Trustee (in its personal capacity);

(d)	in relation to the Operating Trust, the HoldCo Operating Trustee; and

(e)	in relation to the Operating Trustee, the HoldCo Operating Trustee (in its personal capacity).

Subscription Date means the First Subscription Date, the Second Subscription Date and each subsequent date specified as a subscription date in Schedule 1 or Schedule 2, as adjusted from time to time to reflect changes to the Financial Model.

Subscription Price means, in respect of:

(a)	Subscription Shares and the First Subscription Date, $1 per Subscription Share;

(b)	CRG, Subscription Units and a Subscription Date, the amount specified for those Subscription Units and that Subscription Date in Part 1 of Schedule 1 or Part 1 of Schedule 2 as applicable, as adjusted from time to time to reflect changes to the Financial Model; and

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(c)	CBD, Subscription Units and a Subscription Date, the amount specified for those Subscription Units and that Subscription Date in Part 1 of Schedule 1 or Part 1 of Schedule 2 as applicable, as adjusted from time to time to reflect changes to the Financial Model.

Subscription Shares means, in respect of a Subscription Date, ordinary shares in the capital of a Company to be subscribed on that Subscription Date pursuant to this agreement.

Subscription Units means, in respect of a Subscription Date, Units to be subscribed on that Subscription Date pursuant to this agreement.

Sunset Date has the meaning given in Schedule 6.

Supplier has the meaning given in clause 8.3.

Taralga Holding Nominees 1 Pty Limited Constitution has the meaning given in the Securityholders' Deed.

Taralga Holding Nominees 2 Pty Limited Constitution has the meaning given in the Securityholders' Deed.

Taralga Wind Farm Nominees No 1 Pty Limited Constitution has the meaning given in the Securityholders' Deed.

Taralga Wind Farm Nominees No 2 Pty Limited Constitution has the meaning given in the Securityholders' Deed.

Total Commitment has the meaning given in Schedule 6.

Transaction Documents has the meaning given in the Securityholders' Deed.

Trust means:

(a)	the HoldCo Land Trust;

(b)	the HoldCo Operating Trust;

(c)	the Land Trust; or

(d)	the Operating Trust.

Trustee means:

(a)	Taralga Holding Nominees 1 Pty Limited as trustee for the HoldCo Land Trust;

(b)	Taralga Holding Nominees 2 Pty Limited as trustee for the HoldCo Operating Trust;

(c)	Taralga Wind Farm Nominees No 1 Pty Limited as trustee for the Land Trust; or

(d)	Taralga Wind Farm Nominees No 2 Pty Limited as trustee for the Operating Trust,

and any other person that becomes a party to this agreement in its capacity as trustee or responsible entity of a Trust.

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TWF means Taralga Wind Farm Pty Ltd ACN 136 505 274.

Unit means, in relation to a Trust, a unit in that Trust.

Warranty means the representations and warranties in Schedule 3, Schedule 4 and Schedule 5.

Wind Farm has the meaning given in the Securityholders' Deed.

1.2	Terms defined in the Corporations Act

Words and expressions defined in the Corporations Act have the same meaning in this agreement unless otherwise defined in this agreement.

1.3	References to certain other words and terms

In this agreement:

(a)	any reference, express or implied, to any legislation in any jurisdiction includes:

(i)	that legislation as amended, extended or applied by or under any other legislation made before or after execution of this agreement;

(ii)	any legislation which that legislation re-enacts with or without modification; and

(iii)	any subordinate legislation made before or after execution of this agreement under that legislation, including (where applicable) that legislation as amended, extended or applied as described in clause 1.3(a)(i), or under any legislation which it re-enacts as described in clause 1.3(a)(ii);

(b)	references to persons or entities include natural persons, bodies corporate, partnerships, trusts and unincorporated associations of persons;

(c)	references to an individual or a natural person include his estate and personal representatives;

(d)	a reference to an amendment includes a supplement, novation, extension (whether of maturity or otherwise), reinstatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(e)	a reference to assets includes present and future properties, revenues and rights of every description;

(f)	a reference to an Insolvency Event being outstanding or continuing or subsisting means that it has not been remedied or waived in accordance with this agreement or the Securityholder's Agreement;

(g)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

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(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(h)	a reference to a clause, schedule or annex is a reference to a clause, schedule or annex of or to this agreement (and the schedules and annexes form part of this agreement);

(i)	references to a party to this agreement include the successors or assigns (immediate or otherwise) of that party;

(j)	unless otherwise indicated, a reference to any time is a reference to that time in Sydney, Australia; and

(k)	a reference to $, A$ or dollars is to Australian currency.

1.4	Rules of interpretation and construction

In this agreement:

(a)	singular words include the plural and vice versa;

(b)	a word of any gender includes the corresponding words of any other gender;

(c)	if a word or phrase is defined, other grammatical forms of that word have a corresponding meaning;

(d)	general words must not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(e)	nothing is to be construed adversely to a party just because that party put forward this agreement or the relevant part of this agreement; and

(f)	the headings do not affect interpretation.

1.5	Things required to be done other than on a Business Day

Unless otherwise indicated, where the day on which any act, matter or thing is to be done is a day other than a Business Day, that act, matter or thing must be done on or by the next Business Day unless there are no more Business Days in that calendar month, in which case it must be done on or by the immediately preceding Business Day.

1.6	Several liability

(a)	Where any obligation, representation, warranty or undertaking in this agreement is expressed to be made, undertaken or given by two or more parties, those parties will be taken to be severally responsible in respect of it unless this agreement expressly provides otherwise.

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(b)	Without limiting clause 1.6(a):

(i)	the obligations of CRG and CBD under this agreement are several;

(ii)	a failure by any of CRG and CBD to perform any of its obligations under this agreement does not affect the obligations of any other parties under this agreement; and

(iii)	neither of CRG nor CBD is responsible for the obligations of the other under this agreement.

2.	Conditions Precedent

2.1	Conditions precedent to First Subscription

Clause 3 and clause 4 do not become binding on the parties, and nothing in this agreement will cause a binding agreement for the issue of any Subscription Shares or any Subscription Units, unless and until the following conditions are satisfied or waived in accordance with clause 2.4:

(a)	Ownership: CRG is satisfied that, following Completion on the First Subscription Date:

(i)	all of the ordinary shares in each of the HoldCo Land Trustee and the HoldCo Operating Trustee and all of the units in each of the HoldCo Land Trust and the HoldCo Operating Trust will be legally and beneficially owned by CRG and CBD in their Proportionate Shares;

(ii)	all of the ordinary shares in the Land Trustee will be legally and beneficially owned by the HoldCo Land Trustee (in its personal capacity);

(iii)	all of the ordinary shares in the Operating Trustee will be legally and beneficially owned by the HoldCo Operating Trustee (in its personal capacity);

(iv)	all of the Units in the Land Trust will be legally and beneficially owned by the HoldCo Land Trustee; and

(v)	all of the Units in the Operating Trust will be legally and beneficially owned by the HoldCo Operating Trustee;

(b)	Completion: "Completion" as defined in the RES Sale Agreement has occurred or will occur contemporaneously with the payment of the Subscription Price in respect of the relevant Subscription Shares or Subscription Units; and

(c)	Representations true: CRG is satisfied that all of the representations and warranties of each Party (other than CRG) are correct and not misleading when made or repeated as at the First Subscription Date.

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2.2	Conditions precedent to subsequent Subscription

Nothing in this agreement will:

(a)	comprise a binding agreement for the issue of Subscription Shares or Subscription Units on the Second Subscription Date or any Subscription Date thereafter; or

(b)	require that a party discharges any of its obligations required under clause 3 or 4 to be discharged on the Second Subscription Date, or any Subscription Date thereafter,

unless and until the following conditions are satisfied or waived in accordance with clause 2.4:

(c)	initial Subscription: Completion of the issue of Subscription Shares and Subscription Units on the First Subscription Date has occurred;

(d)	Financial Close: Financial Close has occurred or, upon payment of the Subscription Price in respect of the relevant Subscription Shares or Subscription Units, will occur;

(e)	Representations true: CRG is satisfied that all of the representations and warranties of each Party (other than CRG) are correct and not misleading when made or repeated as at the relevant Subscription Date.

2.3	Notice of satisfaction of Conditions

Each party must promptly notify the others if it becomes aware that a Condition in clauses 2.1 or 2.2 has been satisfied (including reasonable evidence of how the Condition was satisfied) or has become incapable of being satisfied.

2.4	Waiver of Conditions

The Conditions in clauses 2.1 and 2.2 are for the benefit of CRG and CBD and may only be waived in writing by CRG and CBD.

3.	Subscription

3.1	Subscription by CRG

In reliance on the Warranties and the other covenants and undertakings of CBD in this agreement, CRG must:

(a)	on the First Subscription Date:

(i)	execute the Securityholders' Deed (if it has not already done so);

(ii)	subscribe for, and Taralga Holding Nominees 1 Pty Limited must issue to it, 90 ordinary shares in the capital of Taralga Holding Nominees 1 Pty Limited;

(iii)	subscribe for, and Taralga Holding Nominees 2 Pty Limited must issue to it, 90 ordinary shares in the capital of Taralga Holding Nominees 2 Pty Limited; and

(b)	on each Subscription Date, subscribe for:

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(i)	and the HoldCo Land Trustee must issue to CRG, the number of HoldCo Land Trust Units at the Subscription Price set out for that Subscription Date in Part 1 of Schedule 1, as adjusted from time to time to reflect changes to the Financial Model; and

(ii)	and the HoldCo Operating Trustee must issue to CRG, the number of HoldCo Operating Trust Units at the Subscription Price set out for that Subscription Date in Part 1 of Schedule 2, as adjusted from time to time to reflect changes to the Financial Model

3.2	Subscription by CBD

CBD must:

(a)	on the First Subscription Date (to the extent that it has not already done so):

(i)	execute the Securityholders' Deed;

(ii)	subscribe for, and Taralga Holding Nominees 1 Pty Limited must issue to it, 9 ordinary shares in the capital of Taralga Holding Nominees 1 Pty Limited;

(iii)	subscribe for, and Taralga Holding Nominees 2 Pty Limited must issue to it, 9 ordinary shares in the capital of Taralga Holding Nominees 2 Pty Limited;

(b)	on each Subscription Date thereafter, subscribe for:

(i)	and the HoldCo Land Trustee must issue to CBD, the number of HoldCo Land Trust Units at the Subscription Price set out for that Subscription Date in Part 2 of Schedule 1, as adjusted from time to time to reflect changes to the Financial Model; and

(ii)	and the HoldCo Operating Trustee must issue to CBD, the number of HoldCo Operating Trust Units at the Subscription Price set out for that Subscription Date in Part 2 of Schedule 2, as adjusted from time to time to reflect changes to the Financial Model.

3.3	Acknowledgement by Subscribers

Each Subscriber (severally) acknowledges in respect of itself in its capacity as Subscriber that:

(a)	the ordinary shares in a Company subscribed for by, and issued to, that Subscriber pursuant to this agreement will be issued pursuant to the Constitution of the relevant Company, this agreement, the Securityholders' Deed and the Corporations Act; and

(b)	the Units in a Trust subscribed for by, and issued to, that Subscriber pursuant to this agreement will be issued pursuant to the Constitution of the relevant Trust, this agreement, and the Securityholders' Deed; and each Subscriber agrees to subscribe for the Shares and Units (as applicable) to be subscribed for by it on that basis.

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3.4	Application of Subscription Price by HoldCo Land Trustee and HoldCo Operating Trustee

(a)	Each of HoldCo Land Trustee and HoldCo Operating Trustee must immediately apply all proceeds received by it for the subscription by a Subscriber for Subscription Shares and Subscription Units (as applicable), solely for the purpose of subscribing (in its personal capacity) for a corresponding number of Subscription Shares and (in its trustee capacity) Subscription Units (as applicable) in the Land Trustee or the Land Trust (in the case of subscription proceeds payable to the HoldCo Land Trustee) or the Operating Trustee or the Operating Trust (in the case of subscription proceeds payable to the HoldCo Operating Trustee).

(b)	The HoldCo Land Trustee irrevocably directs and authorises CRG to make payments for the Subscription Shares and Subscription Units in the HoldCo Land Trust and HoldCo Land Trustee directly to the Land Trustee (or as it directs).

(c)	The HoldCo Operating Trustee irrevocably directs and authorises CRG to make payments for the Subscription Shares and Subscription Units in the HoldCo Operating Trust and HoldCo Operating Trustee directly to the Operating Trustee (or as it directs).

(d)	Each Party agrees that payment of the Subscription Price on a Subscription Date by CRG in accordance with the directions in:

(i)	Clause 3.4(b) will satisfy the obligation of CRG to pay the Subscription Price payable to the HoldCo Land Trustee on that Subscription Date and the corresponding obligation of the HoldCo Land Trustee under clause 3.4(a); and

(ii)	Clause 3.4(c) will satisfy the obligation of CRG to pay the Subscription Price to the HoldCo Operating Trustee on that Subscription Date and the corresponding obligation of the HoldCo Operating Trustee under clause 3.4(a).

3.5	Application of Initial Subscription Price by Land Trustee and Operating Trustee

(a)	The Land Trustee and the Operating Trustee must apply the Subscription Price for Subscription Units issued by it on the First Subscription Date towards payment of:

(i)	in the case of the Land Trustee, the Acquisition Costs payable to RES under the RES Sale Agreement;

(ii)	in the case of the Operating Trustee, the Acquisition Costs payable to RES under the RES Development Agreement;

(iii)	amounts payable on the First Subscription Date by it to CRG or CBD under this agreement; and

(iv)	any other amounts, in accordance with this agreement and the Securityholders' Deed.

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(b)	The Land Trustee and the Operating Trustee must apply the Subscription Price for Subscription Units issued by it on the Second Subscription Date towards payment of:

(i)	amounts payable on the Second Subscription Date by it to Santander, CRG or CBD under this agreement; and

(ii)	any other amounts, in accordance with this agreement and the Securityholders' Deed.

(c)	For the purposes of:

(i)	clause 3.43.4(b), the Land Trustee directs CRG to pay to the account of RES specified in the RES Sale Agreement an amount of the Subscription Price for Subscription Units payable by CRG to the HoldCo Land Trustee on the First Subscription Date equal to the amount referred to in paragraph (a) of the definition of Acquisition Costs in Schedule 6; and

(ii)	clause 3.4(c), the Operating Trustee directs CRG to pay to the account of RES specified in the RES Development Agreement an amount of the Subscription Price for Subscription Units payable by CRG to the HoldCo Operating Trustee on the First Subscription Date equal to the amount referred to in paragraph (b) of the definition of Acquisition Costs in Schedule 6.

4.	Completion and related matters

4.1	Completion obligations

At or prior to the relevant Subscription Date set out below:

(a)	in the case of the First Subscription Date:

(i)	each Company must procure that a meeting of its board of directors is held at which it is resolved that:

(A)	David Swindin, Ciao Ghiberti and Israel Lopez Fuertes are appointed as Investor Directors of that Company in accordance with clause 4.2 of the Securityholders' Deed;

(B)	PricewaterhouseCoopers Australia are appointed as auditors of that Company;

(C)	PricewaterhouseCoopers Australia are appointed as auditors of each Trust;

(D)	each Subscriber is issued the number of Subscription Shares in the relevant Company for which it has subscribed on the First Subscription Date in accordance with this agreement; and

(E)	each Company and Trustee enter into the Transactions Documents to which it is expressed to be a party;

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(ii)	Operating Trustee and Land Trustee must reimburse CBD for all Development Costs incurred by it, up to a maximum aggregate amount equal to, in the case of the Land Trustee, the amount specified in paragraph (a) of the definition of Reimbursable Development Costs Amount in Schedule 6 and, in the case of the Operating Trustee, the amount specified in paragraph (b) of the definition of Reimbursable Development Costs Amount in Schedule 6 and, for the purposes of clause 3.4(b), the Land Trustee directs CRG to pay to the account of CBD an amount of the Subscription Price for Subscription Units payable by CRG on the First Subscription Date equal to the Reimbursable Development Costs Amount payable by the Land Trustee and, for the purposes of clause 3.4(c), the Operating Trustee directs CRG to pay to the account of CBD an amount of the Subscription Price for Subscription Units payable by CRG on the First Subscription Date equal to the Reimbursable Development Costs Amount payable by the Operating Trustee; and

(iii)	Operating Trustee and Land Trustee must pay, in full, a fee equal to the portion of the Development Fee (Completion) specified as payable by it in the definition of that term in Schedule 6 to CBD and, for the purposes of clause 3.4(b), the Land Trustee directs CRG to pay to the account of CBD an amount of the Subscription Price for Subscription Units payable by CRG on the First Subscription Date equal to its portion of the Development Fee (Completion) and, for the purposes of clause 3.4(c), the Operating Trustee directs CRG to pay to the account of CBD an amount of the Subscription Price for Subscription Units payable by CRG on the First Subscription Date equal to its portion of the Development Fee (Completion);

(b)	in the case of the Second Subscription Date, Land Trustee and Operating Trustee must pay, in full, a fee equal to the portion of the Santander Structuring Fee specified as payable by it in the definition of that term in Schedule 6 to Santander and, for the purposes of clause 3.4(b), the Land Trustee directs CRG to pay to the account of Santander an amount of the Subscription Price for Subscription Units payable by CRG on the Second Subscription Date equal to its portion of the Santander Structuring Fee and, for the purposes of clause 3.4(c), the Operating Trustee directs CRG to pay to the account of Santander an amount of the Subscription Price for Subscription Units payable by CRG on the Second Subscription Date equal to its portion of the Santander Structuring Fee; and

(c)	in the case of each Subscription Date:

(i)	each Trustee must procure that a meeting of the Board of that Trustee is held at which it is resolved that each Subscriber is issued the number of Subscription Units in the relevant Trust for which it has subscribed on that Subscription Date in accordance with this agreement;

(ii)	each Subscriber must (to the extent that such payment has not already been made) pay in full in immediately available funds the Subscription Price for the Subscription Shares and Subscription Units subscribed for by it on that Subscription Date in accordance with this agreement, such payment to be made to the relevant Company or Trust or as it otherwise directs;

(iii)	the names of each relevant Subscriber must be entered into the register of members of each Trustee and Trust (as applicable) as the holder of the relevant number of Subscription Shares and Subscription Units (as applicable).

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For the avoidance of doubt, Completion on a Subscription Date will not have occurred unless and until each matter for that Subscription Date the subject of this clause 4.1 has been effected.

4.2	Development Fee (Supplementary)

(a)	In consideration of CBD's work in development of the Project, subject to the occurrence of the First Subscription Date each of the Land Trustee and the Operating Trustee must pay to CBD a fee equal to the portion of the Development Fee (Supplementary) specified as payable by it in the definition of that term in Schedule 6.

(b)	The Development Fee (Supplementary) accrues for payment on and subject to the occurrence of the First Subscription Date.

(c)	On each Subscription Date on which an amount is payable by CBD pursuant to this agreement by way of Subscription Price for Subscription Units:

(i)	each of HoldCo Land Trustee or HoldCo Operating Trustee (as applicable) irrevocably directs and authorises CBD to pay the Subscription Price for those Subscription Units to the Land Trustee or the Operating Trustee (as applicable) or as it otherwise directs; and

(ii)	each of the Land Trustee and the Operating Trustee irrevocably directs and authorises CBD to pay all amounts payable to it in accordance with clause 4.2(c)(i) to CBD or as it otherwise directs; and

(iii)	CBD irrevocably directs and authorises the Land Trustee or the Operating Trustee to apply the amounts payable to CBD in accordance with clause 4.2(c)(ii) to payment to CBD of the Development Fee (Supplementary).

(d)	Each Party acknowledges and agrees that payment by CBD in accordance with clause 4.2(c) will satisfy and discharge:

(i)	the obligation of CBD under this agreement to pay the Subscription Price for those Subscription Units;

(ii)	the obligation of the HoldCo Land Trustee or HoldCo Operating Trustee (as applicable) to pay to the Land Trustee or the Operating Trustee (as applicable) the Subscription Price for the corresponding Subscription Units; and

(iii)	the obligation of the Land Trustee or the Operating Trustee (as applicable) to pay to CBD an amount of the Development Fee (Supplementary) equal to the aggregate Subscription Price payable by CBD to the HoldCo Land Trustee (in the case of amounts payable by the Land Trustee) and the HoldCo Operating Trustee (in the case of amounts payable by the Operating Trustee) on that Subscription Date.

(e)	For the avoidance of doubt:

(i)	CBD is only obliged to pay the Subscription Price for Subscription Units, and such Subscription Price is recoverable from CBD by the HoldCo Land Trustee or the HoldCo Operating Trustee, only to the extent of payment of the Subscription Price and application against the accrued Development Fee (Supplementary) in accordance this clause 4.2; and

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(ii)	the accrued Development Fee (Supplementary) is payable by the land Trustee and the Operating Trustee (as applicable) only:

(A)	from the proceeds of an Exit and in accordance with the order of priority set out in clause 18 of the Securityholders' Deed; or

(B)	to the extent of payment of the Subscription Price and application against the accrued Development Fee (Supplementary) in accordance this clause 4.2.

4.3	Constitutions and Trust Deeds

On Completion on the First Subscription Date, each Subscriber agrees to be bound by the Constitutions (to the extent it is not already so bound).

4.4	Rights and ranking

All Subscription Shares and Subscription Units issued to a Subscriber will:

(a)	be issued fully paid;

(b)	be free of Security Interests;

(c)	rank equally in all respects with, in the case of Subscription Shares, the other ordinary shares on issue in the capital of the relevant Company or, in the case of Subscription Units, the other units on issue in the capital of the relevant Trust, as at the relevant Completion Date.

5.	Warranties

5.1	Trustee Warranties

Each Trustee gives the warranties in Schedule 3 to and for the benefit of each Subscriber.

5.2	Subscriber Warranties

Each Subscriber gives the warranties in Schedule 4 to and for the benefit of the Trustees.

5.3	CBD Warranties

CBD gives the warranties in Schedule 5 to and for the benefit of CRG.

5.4	Repetition, survival and reliance

(a)	Each Warranty:

(i)	is given on the date of this agreement and immediately before Completion; and

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(ii)	is separate and independent and not limited by reference to any other Warranty or any notice or waiver given by any party in connection with anything in this agreement.

(b)	The Warranties survive the execution of this agreement and Completion.

(c)	Each Trustee acknowledges that the Subscribers have entered into this agreement in reliance on each Warranty in clause 5.1.

(d)	Each Subscriber acknowledges that each Trustee has entered into this agreement in reliance on each Warranty of that Subscriber in clause 5.2.

(e)	CBD acknowledges that CRG has entered into this agreement in reliance on each Warranty in clause 5.3.

6.	Termination

This agreement will terminate automatically and have no further force and effect:

(a)	if the First Subscription Date has not occurred on or before the Sunset Date; or

(b)	in respect of a Subscriber, when that Subscriber has paid to the Trustees under clause 4 an aggregate amount equal to that Subscriber's Total Commitment;

and on termination the Subscriber is released from any further obligations under this agreement, provided that:

(c)	this clause 6 and clauses 1, 5, 7 to 9 (inclusive) and 11 will continue independently of the obligations of the parties and survive termination; and

(d)	neither the lapsing of those provisions nor their ceasing to have effect will affect any accrued rights or liabilities of any party in respect of damages for non performance of any obligation under this agreement falling due for performance before such lapse and cessation.

7.	Claims and Remedies

7.1	Restrictions on bringing claims

No party may bring any claim against a Company or Trustee for breach of this agreement without first obtaining the consent of CRG.

7.2	Equitable remedies

The parties acknowledge that the Subscription Shares and Subscription Units cannot readily be bought or sold on the open market and that, consequently, damages or an account of profit or both are not an adequate remedy for a party if any other party breaches this agreement. The parties acknowledge that, without prejudice to any other remedy available to a party, any party may apply for and, to the maximum extent permitted by law, is entitled to, an order for specific performance or other injunctive relief if any other party breaches or threatens to breach this agreement or if the party seeking such order or relief believes that any other party is likely to breach this agreement.

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8.	GST

8.1	Interpretation

Words and expressions that are defined in the GST Law have the same meaning when used in this clause 8. For the purposes of this clause 8, references to GST payable and input tax credit entitlements of any entity include GST payable by, and the input tax credit entitlements of, the representative member of the GST group of which the entity is a member.

8.2	Consideration exclusive of GST

Except as otherwise expressly provided in this agreement, all amounts payable or consideration to be provided under or in connection with this agreement are exclusive of GST (GST Exclusive Consideration).

8.3	Payment of GST

If GST is payable on any supply made under or in connection with this agreement the recipient must pay to the party that has made or will make the supply (the Supplier), in addition to the GST Exclusive Consideration, an additional amount equal to the GST payable on that supply (the Additional Amount). The recipient must pay the Additional Amount without set-off, demand or deduction, at the same time and in the same manner as any GST Exclusive Consideration for that supply is required to be paid , except that the recipient is not required to pay the Additional Amount unless and until the Supplier has issued a tax invoice under clause 8.4.

8.4	Tax invoice

For any supply to which clause 8.3 applies, the Supplier must issue a tax invoice which complies with the GST Law.

8.5	Adjustments

If any adjustment event occurs in respect of a supply to which clause 8.3 applies:

(a)	the Additional Amount paid or payable by the recipient must be recalculated, taking into account any previous adjustments under this clause 8.5, to reflect the occurrence of that adjustment event and the Supplier or the recipient, as the case requires, must pay to the other the amount required to reflect the recalculation of the Additional Amount; and

(b)	the Supplier must provide an adjustment note to the recipient as soon as practicable after the Supplier becomes aware of the occurrence of that adjustment event.

8.6	Input tax credits

Notwithstanding any other provision of this agreement, if an amount payable under or in connection with this agreement is calculated by reference to any loss, damage, cost, expense, charges or other liability incurred or suffered by a party, then the amount payable must be reduced by the amount of any input tax credit to which that entity is entitled in respect of the acquisition of any supply to which the loss, damage, cost, expense, charge or other liability relates.

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9.	Notices

Clause 26 (Notices) of the Securityholders' Deed is incorporated here by reference as if set out in full with all necessary changes.

10.	Assignments

10.1	Security Interests in favour of financiers

The parties acknowledge that each Trustee will grant Security Interests to their respective financiers over the Trustee's respective rights under this agreement.

10.2	No other assignment

Except as permitted by clause 10.1 or the Securityholders' Deed, none of the rights or obligations of any party under this agreement may be assigned or transferred.

11.	Entire Agreement

11.1	Entire agreement

This agreement and the other Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated by the Transaction Documents and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions. Except as required by statute, no terms must be implied (whether by custom, usage or otherwise) into this agreement or the other Transaction Documents.

11.2	No reliance

Each party acknowledges that in agreeing to enter into this agreement and the other Transaction Documents it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other party before the entering into of this agreement. Each party waives all rights and remedies that it may have in respect of any such representation, warranty, collateral contract or other assurance including all rights and remedies under Part 7.10 of the Corporations Act, Part 2 Division 2 of the Australian Securities and Investments Act 2001(Cth), section 18, Schedule 2 (Australian Consumer Law) of the Competition and Consumer Act 2010 (Cth) or any corresponding or equivalent provision of any legislation having effect in any relevant jurisdiction.

11.3	Termination rights

Except for the express right of termination contained in clause 6, no party has any right to terminate this agreement and the parties waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this agreement in any circumstances.

11.4	No limitation of certain liabilities and remedies

Nothing in this clause 11 limits or excludes any liability or remedy which cannot be limited or excluded as a matter of applicable law.

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12.	General

12.1	Amendments

This agreement may only be amended in writing by an instrument signed by all parties.

12.2	Consents

Except as otherwise expressly provided in this agreement a party may give or withhold its consent to any matter referred to in this agreement in its absolute discretion. A party that gives its consent to any matter referred to in this agreement is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

12.3	Costs, fees and commissions

Except as expressly provided elsewhere in this agreement or any other Transaction Document, each party must pay the costs and expenses incurred by it in connection with entering into and performing its obligations under this agreement and the other Transaction Documents.

12.4	Duties

As between the parties, each Subscriber is liable for and must pay all Duties on or relating to its execution, delivery and performance of this agreement and any document executed under it.

12.5	Execution in counterparts

This agreement may be executed in counterparts and any party may execute this agreement by executing and delivering a counterpart. Each counterpart constitutes the deed of the party who has executed and delivered that counterpart. Faxed signatures are taken to be valid and binding to the same extent as original signatures.

12.6	Exercise and waiver of rights

The rights of each party under this agreement:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided by this agreement, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically,

and delay in exercising or non-exercise of any such right is not a waiver of that right. A waiver (whether express or implied) by a party of any provision of this agreement or of any breach of or default by another party in performing any of provision of this agreement does not constitute a continuing waiver and does not prevent the waiving party from subsequently enforcing any of the provisions of this agreement not waived or from acting on any subsequent breach of or default by that other party under any provision of this agreement.

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12.7	No merger

Each of the obligations, warranties and undertakings set out in this agreement (excluding any obligation which is fully performed at Completion) continues in force after Completion.

12.8	No partnership

Nothing in this agreement or any Constitution will be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose.

12.9	Severability

The provisions contained in each clause of this agreement are enforceable independently of each other clause or clause of this agreement and the validity and enforceability of any clause of this agreement will not be affected by the invalidity or unenforceability of any other clause.

12.10	Time is not of the essence

Time is not of the essence in relation to any obligation under this agreement unless time is expressly stated to be of the essence in relation to that obligation.

13.	Governing Law and Jurisdiction

13.1	Governing law

This agreement and any non-contractual obligations arising out of or in connection with it are governed by the law applying in the State of Victoria.

13.2	Jurisdiction

The courts having jurisdiction in Victoria have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in Victoria.

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EXECUTED as an agreement.

EXECUTED by Taralga Holding Nominees 1 Pty Limited (in its personal capacity and in its capacity as trustee of the HoldCo Land Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )

/s/ Taralga Holding Nominees 1 Pty Limited		/s/ Taralga Holding Nominees 1 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

EXECUTED by Taralga Holding Nominees 2 Pty Limited
(in its personal capacity and in its capacity as trustee of the HoldCo Operating Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )

/s/ Taralga Holding Nominees 2 Pty Limited		/s/ Taralga Holding Nominees 2 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

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EXECUTED by Taralga Wind Farm Nominees No 1 Pty Limited (in its personal capacity and in its capacity as trustee of the Land Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )

/s/ Taralga Holding Nominees 1 Pty Limited		/s/ Taralga Holding Nominees 1 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

EXECUTED by Taralga Wind Farm Nominees No 2 Pty Limited
(in its personal capacity and in its capacity as trustee of the Operating Trust) in accordance with section 127 of the Corporations Act 2001 (Cth)	) ) )

/s/ Taralga Holding Nominees 2 Pty Limited		/s/ Taralga Holding Nominees 2 Pty Limited
Signature of director		Signature of director/company secretary

Name of director		Name of director/company secretary

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EXECUTED by CBD Energy Limited by its attorneys under a power of attorney dated 5 October 2012	) ) )	/s/ CBD Energy Limited
Signature of Attorney

Name of Attorney

Signature of witness		Signature of Attorney

Name of witness		Name of Attorney

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EXECUTED by CAPITAL RIESGO GLOBAL S.C.R. de REGIMEN SIMPLIFICADO S.A. by its attorney under a power of attorney dated	) ) )

/s/ CAPITAL RIESGO GLOBAL S.C.R. de
REGIMEN SIMPLIFICADO S.A
Signature of witness		Signature of Attorney

Name of witness		Name of Attorney

EXECUTED by BANCO SANTANDER, S.A. HONG KONG BRANCH by its attorney under a power of attorney dated	) ) )

/s/ BANCO SANTANDER, S.A. HONG
KONG BRANCH
Signature of witness		Signature of Attorney

Name of witness		Name of Attorney

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